Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.

Fairfield, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204449) of Kearny Financial Corp. and Subsidiaries of our reports dated August 29, 2016, relating to the consolidated financial statements and the effectiveness of Kearny Financial Corp. and Subsidiaries’ internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York
August 29, 2016